EXHIBIT 10.10

                    SOFTWARE LICENSE DISTRIBUTION AGREEMENT

         THIS SOFTWARE LICENSE DISTRIBUTION AGREEMENT ("Agreement") is made and entered into as of October 1, 1993 by and between DST SYSTEMS, INC., 1055 Broadway, Kansas City, Missouri 64105 a Missouri corporation ("DST") and THE CONTINUUM COMPANY, INC. ("Continuum").

         FOR AND in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings specified:

         1.1 An "Affiliate" of DST, Continuum or an End User shall mean its parent (a Person owning at least fifty-one percent (51%) of it) or any Subsidiary of it or its Parent.

         1.2 "Documentation" shall mean and include all media and documentation developed or distributed by DST relating to the operation, functionality, support and maintenance of the Licensed Software, including but not limited to end-user manuals, technical assistance manuals, flow charts, training manuals and the like.

         1.3 "End User" shall mean (a) a Person primarily engaged in the business of (i) issuing, insuring or reinsuring life insurance policies, (ii) issuing annuities as an insurance company,
                  (iii) administering life insurance company superannuation programs, (iv) issuing, insuring or reinsuring property and casualty insurance policies, and (v) issuing, insuring or reinsuring health and/or accident insurance policies issued by a company whose primary business (or whose ultimate parent's primary business) is life insurance or issued by a company listed on Schedule A-1 attached hereto, excluding in all instances in clauses (i) through (v) above, independent agents and agencies and (b) Affiliates of such companies whose primary function is the providing of data processing services to such companies.

         1.4      "Continuum Marketing Area" shall mean worldwide.

         1.5      "Licensed  Software"  shall mean the computer  software system
                  known  as  Automated  Work   Distributor(TM)   or  AWD(R),  as
                  described in SCHEDULE A-2 attached hereto.

         1.6 "Person" shall mean an individual, corporation, partnership, trust, association, entity or governmental authority.

         1.7 A "Subsidiary" of DST, Continuum or an End User shall mean a corporation, fifty-one percent (51%) or more of the capital stock of which is owned by it directly or indirectly through one or more subsidiaries and which is managed and controlled by it.

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         1.8      "System" shall mean  collectively  the  Documentation  and the
                  Licensed Software.

         2.       LICENSE GRANTED TO CONTINUUM

         2.1 On the terms, and subject to the conditions, of this Agreement, DST hereby grants to Continuum an exclusive (subject to the other provisions of Section 2), non-transferable and revocable license (the "License") during the term of this Agreement to use in its own and its Affiliates' businesses (including providing services to third parties), and to demonstrate, market and sublicense the System in object code form to End Users located in the Continuum Marketing Area, to provide maintenance and other services relating to the System to such End Users, and to create derivative works based on the System.

         2.2 To retain its exclusive right to market and sublicense the System to End Users, Continuum shall be required to sell the minimum number of sublicenses each year during the term of this Agreement as is set forth on Schedule B attached hereto. Continuum acknowledges and agrees that such minimum requirements were established mutually by DST and Continuum and represent performance standards that Continuum should be capable of achieving using reasonable efforts.

         2.3 In the event that Continuum fails at any time to meet the minimum requirements with respect to any geographic area or areas specified in Schedule B, DST may, immediately following delivery of thirty (30) days written notice to Continuum if such failure is not cured within such thirty (30) day period, deem the license granted to Continuum pursuant to Section 2.1 of this Agreement to be non-exclusive with respect to such geographic area or areas. DST shall then have the unlimited right to market and license the System directly to End Users in the geographic area where exclusivity has been terminated and/or to appoint other distributors and licensing agents for the System in the geographic area where exclusivity has been terminated.

         2.4 Notwithstanding the grant of exclusivity in Section 2.1, (a) DST retains the exclusive right, directly or through its Affiliates, to market and license the System to the End Users in the Continuum Marketing Area set forth on SCHEDULE C, on the terms and conditions set forth on SCHEDULE C, (b) the Persons listed as "Current Distributors" on SCHEDULE C may, to the extent set forth on SCHEDULE C, continue to distribute and sublicense the System to End Users in the Continuum Marketing Area for the term of their existing agreements with DST, and
                  (c) DST retains the right, directly or through its affiliates, to market the System to End Users who have installed other proprietary software of DST or its Affiliates or to whom DST

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                  or its  affiliates  propose to bundle  the  System  with other proprietary software of DST or its affiliates in the areas of mutual fund and unit trust accounting and recordkeeping, portfolio accounting, stock transfer and pension recordkeeping and reporting. [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

         2.5 If DST or its affiliates licenses the System to an affiliate of an End User or licenses the System as an integral part of other software being provided to an End User (e.g. a unit trust system) and, in either case, the End User or its affiliate desires to expand its use of the System to include an insurance line of business and DST grants a license for such expanded use, such event would not be a violation of Continuum's exclusive rights hereunder and DST would pay to Continuum a commission of [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]. If Continuum licenses the System to an End User and such End User desires to expand its use of the System to include non-insurance lines of business other than the mutual fund business, Continuum, with prior written consent from DST (executed by the DST representatives listed in Section 16.6), may grant a separate license for each such other lines of business, and the granting of such additional license by Continuum would not be a violation by Continuum of its limited marketing rights hereunder, and Continuum will pay to DST the appropriate royalties pursuant to Section 5 for such additional license. If DST licenses the System to a bank or other financial institution for use in the superannuation line of business, no amounts would be paid to Continuum; license of the System for the superannuation line of business to other non-insurance companies by DST may give rise to a payment to Continuum if a prior agreement on such topic is entered between DST and Continuum covering the country in which such company is located. Continuum may market the System to other than End Users only with the prior written approval of DST which is specific as to the name of the company and for which DST and Continuum have agreed to the amount of the royalty to be paid to DST.

         2.6 Continuum shall periodically (at least quarterly) review the names of prospective End Users in the Continuum Marketing Area and determine in good faith the name of any End User who has indicated it did not want to sublicense from Continuum or who Continuum believes would not sublicense from it, and Continuum shall promptly provide such names or otherwise refer such End Users to DST. DST will periodically (at least quarterly) report to Continuum on DST's marketing activities with respect to such referred End Users. If DST licenses the System to any such referred End User within 12 months of such referral, DST shall pay Continuum a referral fee of [INFORMATION OMITTED - CONFIDENTIAL TREATMENT], payable within thirty (30) days from collection, and Continuum shall not otherwise be entitled to any payment or compensation from DST hereunder with respect to such End User. Upon request of DST from time to time,
                  Continuum   shall  review  with  DST   prospective  End  Users

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                  identified by DST and discuss with DST  Continuum's  marketing plans with respect to such End Users.  If  Continuum  does not
                  intend  to   actively   market  the  System  to  any  of  such
                  prospective End Users within the immediately following six (6) months, DST and Continuum will use reasonable efforts to agree on a plan for DST or DST and Continuum jointly to market the System to such End Users.

         3.       RESTRICTIONS ON LICENSE GRANTED TO CONTINUUM

         3.1 Continuum shall only sublicense the System to End Users for the internal use of such End Users. Each sublicense granted by Continuum shall only confer rights to use the System only in the End User's business (but not as a service bureau); [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

         3.2 Continuum shall be given access to the source code for the System for purposes of providing maintenance and support to the End User, but all sublicenses of the System granted by Continuum shall be of object code only unless otherwise specifically agreed by DST in writing on a case by case basis. Except as contemplated by the escrow described in Section 16.12, Continuum shall not permit any sublicensee to have access to the source code for the System without the express written consent of the President or Chief Information Officer of DST.

         3.3 All sublicenses granted by Continuum shall contain at least the terms and conditions attached hereto as SCHEDULE D (the "Required Terms"), unless otherwise agreed in writing by DST; provided, however, that Continuum may make, without DST's agreement, non-material changes in wording or other changes which may be more protective of Continuum and DST or more restrictive on the End User (the "Permitted Changes"). Continuum shall be responsible for determining that sublicense agreements with End Users comply with local law in the country where such agreements are used by Continuum; provided, however, that no change to comply with local law may be made in the Required Terms other than Permitted Changes without the written agreement of DST, which agreement may not be unreasonably withheld. The agreement of DST to change the Required Terms may be given by only the President, Chief Information Officer or General Counsel of DST. Continuum hereby holds DST harmless and indemnifies DST from any loss or damages incurred by DST by reason of any change (other than the Permitted Changes) in the Required Terms unless the change is agreed to in writing by DST. The duration and other terms and conditions of sublicense agreements with End Users shall be determined by Continuum, provided that any such terms and conditions may not be in conflict with the requirements and limitations of this Agreement.

         3.4 Continuum shall provide DST with copies of all sublicenses of the System executed by Continuum within twenty (20) days of the date of execution of each sublicense.

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         4.       RECOMMENDED SUBLICENSE PRICES

         4.1 DST's current recommended prices for sublicenses of the System in the Continuum Marketing Area are set forth in SCHEDULE E attached hereto. Such recommended prices may be increased or decreased annually at the discretion of DST provided, however, that any such increase in such prices shall not exceed [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]. The limitation on price increases in this Section 4.1 shall not apply to new releases of the Licensed Software which include significant changes in architecture or platform or to new versions of the Licensed Software. Continuum shall be free to determine the prices at which it will sublicense the System in the Continuum Marketing Area.

         5.       ROYALTIES PAYABLE BY CONTINUUM

         5.1 For use of the System by Continuum in its business, Continuum shall pay DST royalties as set forth in SCHEDULE F-1 attached hereto. For each sublicense of the System granted by Continuum, Continuum shall pay DST royalties as set forth in SCHEDULE F-2 attached hereto.

         5.2 All royalties owed to DST hereunder shall be paid to DST in U.S. Dollars within 30 days after receipt by Continuum of the corresponding payment from the sublicensee; for example, if the license fee payable to Continuum is payable in installments, the royalty paid to DST will be in corresponding installments. If the sublicense fees are paid to Continuum in a foreign currency, the royalty payment to DST shall be based on the foreign currency exchange rate to U.S. Dollars on the date payment is received by Continuum. DST may elect as respects any royalty payment to receive such royalty payment in the currency received by Continuum in payment of its license fee by its client.

         5.3 Any sum due to either party from the other hereunder which is not paid within the period specified in Section 5.2 hereof shall incur a late payment fee at the rate of [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] per month but in no event to exceed the maximum late payment charge allowed by applicable law.

         5.4 Any and all excise, stamp, sales, use, withholding, value added, import or export duties, or other taxes or levies (except only taxes imposed on the net income of DST or legally required withholding attributable to royalty payments made to
                  DST) imposed by any governmental entity in the Continuum Marketing Area (collectively, "Taxes") on any royalties, maintenance or other payments by Continuum to DST and by DST to Continuum under this Agreement shall be paid by Continuum. Continuum agrees to indemnify DST against all claims against DST in respect of any such taxes.

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         6.       OBLIGATIONS OF CONTINUUM

         6.1 DST shall have no obligation to translate to another language from English any text comprising screen displays, manuals, or other documentation. If Continuum translates into a language other than English the English language text comprising the screen displays of the Licensed Software manuals, or other documentation, Continuum shall supply copies of such translations to DST without charge. DST shall provide to Continuum without charge, any foreign language translations which DST has made or which are available without cost to DST.

         6.2 Continuum agrees that all translations of screen displays and manuals prepared by Continuum constitute derivative works and Continuum hereby assigns to DST any and all copyrights and other proprietary rights which Continuum may acquire to such translations. DST is and shall remain at all times the owner of all proprietary rights in such translations; provided, however, that Continuum shall be entitled to retain a license to use such translations subject to the terms and conditions of this Agreement.

         6.3 Continuum shall use its reasonable efforts to actively and diligently market and to solicit orders for the sublicensing of the System in the Continuum Marketing Area.

         6.4 Continuum shall provide suitably trained and qualified sales and technical support staff capable of marketing, installing, maintaining and supporting the Licensed Software.

         6.5 Continuum shall comply in all material respects with all applicable laws, rules, regulations or ordinances relating to the marketing, and sublicensing of the System, including all United States and other country export and import laws and regulations. If there is any country into which Continuum does not license its proprietary software because of an inability to protect its proprietary rights in such country, or if there is otherwise any country where either DST or Continuum reasonably determines that the proprietary rights of DST in the System can not be protected, Continuum shall not market, sublicense or install the System for use in such countries.

         6.6 Continuum shall provide DST with copies of all marketing and promotional materials prepared by or on behalf of Continuum with respect to the System as soon as practicable, but in any event no more than sixty (60) days after preparation of such materials. Receipt of such materials by DST shall not give rise to any obligation by DST to review such materials for accuracy or constitute any representation by DST as to the accuracy of such materials. To the extent DST reviews such materials and has actual knowledge of any inaccuracy in such materials, it shall advise Continuum. Continuum shall indemnify and hold harmless DST in respect of all liabilities,

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                  losses,  claims and damages resulting from any  misstatements, errors or omissions in such materials (other than materials provided by DST pursuant to Section 6.7 below), except only inaccuracies in such materials of which DST has actual knowledge and fails to advise Continuum of such inaccuracy.

         6.7 DST shall make available to Continuum and licenses Continuum to use any marketing materials developed by DST which specifically pertain only to the System. DST MAKES NO REPRESENTATION OR WARRANTY OF ACCURACY OR FITNESS OF ANY SUCH MATERIALS FURNISHED TO CONTINUUM, AND CONTINUUM SHALL ASSUME ALL RISKS AND OBLIGATIONS ASSOCIATED WITH USING ANY SUCH MATERIALS PROVIDED.

         6.8 Continuum shall submit to DST a quarterly report concerning the marketing activities of Continuum containing details of the number of prospects contacted, the number of presentations made, the number of sublicenses expected during the next 90 days, and such other information concerning performance of this Agreement as may from time to time be reasonably requested by DST. Such reports shall be submitted within thirty (30) days after the end of each calendar quarter.

         6.9 Continuum shall maintain adequate sub-licensing records and shall provide DST within thirty (30) days following the end of each calendar quarter with a detailed report of the prior quarter's sub-licensing transactions.

         6.10 Continuum shall give DST prompt notice of any infringements of DST's copyright or other intellectual property rights in the System that come to Continuum's attention during the term of this Agreement.

         6.11 Continuum agrees to observe all requirements of the vendors of third party software included by DST in the Licensed Software ("Third Party Software") which pertains to the distribution or sublicensing of such Third Party Software. DST will provide Continuum with copies of DST's license agreements with all of such Third Party Software vendors.

         7.       OBLIGATIONS OF DST

         7.1 Within thirty (30) days after the date of this Agreement, DST shall deliver to Continuum one copy of the Licensed Software in source and object code.

         7.2 DST shall provide to Continuum such documentation and technical information respecting the System as may reasonably be required by Continuum in order to carry out Continuum's obligations under this Agreement, and will provide Continuum with updates, fixes, and enhancements to such materials from time to time as developed and released by DST. DST will

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                  provide  Continuum  with  such  materials  at least as soon as provided to other distributors or generally released by DST to users of the Licensed Software. DST will use reasonable
                  efforts  to  inform   Continuum  of   technical   developments
                  respecting the System prior to general release of such information.

         7.3 DST will make available without charge up to 28 days training (in the aggregate) in the installation and operation of the System for up to 6 employees of Continuum. An additional twenty-eight (28) days of training shall be available without charge upon each release of a new version of the Licensed Software. Such training shall be held at DST 's location in Kansas City, Missouri. Continuum shall pay for all expenses of its employees who participate in such training.

         8.       CONSULTING, MAINTENANCE AND SUPPORT SERVICES

         8.1 Continuum shall use its reasonable efforts to enter into an Enhancement and Support Agreement with each sub-licensee providing for the enhancement and support services set forth on SCHEDULE G attached hereto. Recommended fees to be charged by Continuum under Enhancement and Support Agreements are set forth in SCHEDULE H attached hereto.

         8.2 Continuum may elect by region (Europe, United Kingdom, Pacific Rim, and all other countries) to provide to End Users either
                  (a) Level One support or (b) Level One and Level Two support, as defined in Exhibit X attached hereto. If Continuum makes no election, it shall be deemed to have elected to provide Level One service only. In all instances, Continuum shall:

                  (a) install a copy of the current release of the standard version of the System in a suitable compatible environment to which Continuum has access; and

                  (b) designate a suitably trained and qualified employee of Continuum as responsible for coordination of support and maintenance services with DST's personnel.

         8.3 DST agrees to provide Continuum Level Three support, consisting of enhancement and support services equivalent to those provided by DST Systems to subscribers to its enhancement and support program in the United States of America, including those services listed on SCHEDULE G. If Continuum does not elect to provide Level Two support to End Users in a region, DST shall provide such support through DST's existing facility location. In consideration of such enhancements and support by DST, Continuum shall pay to DST in respect of each Enhancement and Support Agreement entered into by Continuum an annual royalty of [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

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         8.4      DST shall  provide  such other or  additional  services as the parties may from time to time mutually agree ("Consulting Services") to Continuum or to sublicensees and/or prospective sublicensees of the System which require such services. DST shall bill Continuum for its fees and expenses incurred in providing Consulting Services at billing rates as agreed to from time to time by DST and Continuum. All invoices rendered by DST to Continuum for Consulting Services shall be due and payable within thirty (30) days of the relevant invoice. Any amounts not paid by Continuum when due shall bear interest at the rate of [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] per month or, if lower, the maximum rate permitted by applicable law.

         9.       INTELLECTUAL PROPERTY RIGHTS

         9.1 The System and all copies, enhancements, modifications, updates and other derivative versions thereof and derivative works therefrom which include any of the System code or other DST Confidential Information (as defined below) constitute valuable and confidential trade secrets of DST and are proprietary to DST. All applicable copyrights, trade secrets, trademarks, patents and other intellectual and proprietary rights in and to the System and all copies thereof are and shall remain in DST. All aspects of the System, including without limitation, all designs, engineering details, algorithms, programs, methods of processing, specific design and structure of individual programs and their interaction, and the programming techniques employed therein shall remain the sole and exclusive property of DST. IT IS EXPRESSLY UNDERSTOOD THAT NO TITLE TO OR OWNERSHIP OF THE SYSTEM, OR ANY PART THEREOF, IS HEREBY TRANSFERRED TO CONTINUUM OR ANY SUBLICENSEE OF CONTINUUM.

         9.2 The License herein granted by DST to Continuum shall include DST's right to use the trademarks and/or service marks "Automated Work Distributor"TM and "AWD"(R) (collectively, the "Marks"). Continuum shall be entitled to use such Marks only in connection with the marketing and sublicensing, as applicable, of the System in the Continuum Marketing Area and Continuum shall make no other use of the Marks. Subject to the license rights herein granted by DST to Continuum to use such Marks in connection with the marketing and sublicensing of the System hereunder, the Marks are and shall remain the sole and exclusive property of DST Systems. Upon the expiration or termination of this Agreement Continuum shall cease all use of the Marks. Continuum shall not at any time during or after the term of this Agreement (i) claim any right, title or interest in or to any Mark (whether registered, non-registered or applied for), or (ii) undertake to copyright, trademark, trade name or apply for a patent with respect to the System or any portion thereof. Continuum recognizes that all or a part of

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                  the System may be copyrighted,  trademarked or patented by DST and agrees that any such act shall not cause or be construed as causing the System or any portion thereof to be in the public domain. Continuum agrees that it will not remove from copies of the System, or any component thereof, any form of copyright or other proprietary notice appearing on the System or any component thereof.

         9.3 Continuum acknowledges and agrees that the terms and conditions of this Agreement, the System, and information obtained by Continuum concerning the other software, software applications, equipment configurations, and business of DST (collectively the "DST Confidential Information") is confidential and proprietary to DST and Continuum hereby agrees to maintain the confidentiality of the DST Confidential Information and not to disclose the DST Confidential Information, or any part thereof, to any other person, firm or corporation except to the extent reasonably required to exercise its rights granted pursuant to Section 2.1 of this Agreement. Continuum acknowledges that the disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and Continuum consents to the obtaining of such injunctive relief.

         9.4 Continuum shall instruct those of its employees to whom disclosure is made of any DST Confidential Information to observe the confidentiality and non-disclosure obligation of Continuum herein and shall have in effect with all such employees agreements requiring their compliance with such instructions. If Continuum discloses DST Confidential Information to any other person permitted to receive such information hereunder, Continuum shall require such person to execute a confidentiality agreement substantially in the form attached hereto as Exhibit Y.

         9.5 The terms of this Article 9 shall survive the expiration or termination of this Agreement.

         10.      WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY

         10.1 DST warrants that: (a) it has all necessary power and authority to enter into this Agreement; (b) it is the owner of and has the right to license the System; and (c) to its knowledge, the Licensed Software delivered to Continuum hereunder contains no viruses or, unless advised to Continuum in writing, no disabling devices. DST periodically uses reasonable tests of the Licensed Software to determine the presence of viruses and uses reasonable efforts to remove any viruses disclosed by such tests. During the term of this

                  Agreement DST warrants that the Licensed Software shall perform in all material respects in accordance with the Documentation provided to Continuum, provided Continuum has not modified or altered the Licensed Software. DST's sole obligation and liability under the preceding sentence is to use prompt, reasonable efforts to correct any such failure to perform.

         10.2 THE WARRANTY STATED IN SECTION 10.1 ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY DST. OTHERWISE, THE SYSTEM IS LICENSED ON AN "AS IS" BASIS ONLY, WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND. ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

         10.3 EXCEPT FOR THE INDEMNITY PROVIDED BY SECTION 10.6 BELOW AND EXCEPT FOR LIABILITY FOR PERSONAL INJURY OR DEATH ARISING FROM ACTS OR OMISSIONS OF DST, ITS AGENTS OR EMPLOYEES,, DST'S LIABILITY FOR ANY AND ALL LOSSES INCURRED BY CONTINUUM OR ANY SUB-LICENSEE RESULTING FROM ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED THE AMOUNT OF ROYALTIES PREVIOUSLY PAID BY CONTINUUM TO DST UNDER THIS AGREEMENT. EXCEPT TO THE EXTENT OTHERWISE PROVIDED BY SECTION 10.6 BELOW, IN NO EVENT SHALL DST HAVE ANY LIABILITY FOR LOSS OF PROFITS, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES.

         10.4 DST SHALL NOT BE RESPONSIBLE FOR ANY ERRORS OR DEFECTS IN ANY LICENSED SOFTWARE WHICH HAS BEEN ENHANCED, MODIFIED, UPDATED, ALTERED OR CHANGED IN ANY WAY BY OR ON BEHALF OF CONTINUUM OR ANY END USER IF SUCH ERRORS OR DEFECTS RESULT FROM SUCH ENHANCEMENT, MODIFICATION, UPDATE, ALTERATION, OR CHANGE.

         10.5 DST SHALL NOT BE RESPONSIBLE FOR ANY WARRANTY THAT CONTINUUM OR ANY OF CONTINUUM'S EMPLOYEES OR AGENTS MAKES CONCERNING THE SYSTEM WHICH GOES BEYOND THE WARRANTIES MADE BY DST PURSUANT TO SECTION 10.1, AND CONTINUUM HEREBY INDEMNIFIES DST FROM AND AGAINST ANY CLAIMS OR LIABILITIES ASSERTED BY THIRD PARTIES ARISING FROM ANY SUCH WARRANTY MADE BY CONTINUUM OR ANY CONTINUUM EMPLOYEE OR AGENT.

         10.6 DST will indemnify and hold Continuum and its Affiliates harmless against, and DST will at its own expense defend any action brought against any of them or claims asserted by End Users against any of them to the extent such action or claim is based upon any claim that any aspect of the System used within the scope of this Agreement infringes any trademark, patent, copyright, licenses or trade secrets; provided, that DST is promptly notified in writing of any such claim; and provided, further that DST shall have the exclusive right to control such defense. In no event shall Continuum or any of its Affiliates settle any such claim, lawsuit or proceeding without DST's prior written approval. In the event of any such claim, litigation or threat thereof, DST shall promptly notify Continuum and DST may, in its sole and absolute discretion, either:

                                     (a) Procure for  Continuum,  its Affiliates
                            and their sublicensees a right to continue to use the System; or

                                     (b)  Replace  or modify the System so as to
                            be    non-infringing    and    provide    equivalent
                            functionality; or

                                    (c) (i) If such claim,  litigation or threat
                           alleges infringement worldwide, terminate this Agreement, require Continuum to terminate all sublicenses granted hereunder, and refund to Continuum the Royalties paid to DST by Continuum less a reasonable amount attributable to Continuum's and its sublicensee's use of the System prior to termination based on a ten (10) year amortization beginning on the date hereof as respects Continuum or on the date of the sublicense as respects any Continuum sublicensee; or

                                            (ii) If such  claim,  litigation  or
                           threat alleges infringement only in a specific geographic region or regions, terminate this Agreement as respects such region, require Continuum to terminate all sublicenses granted hereunder in or which are used in such region or regions, and refund to Continuum [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

                  The foregoing states the entire liability and obligations of DST with respect to infringement of any copyrights, patents, licenses, or trade secrets by the System or any parts thereof.

         11.      NON-COMPETITION

         11.1 During the term of this Agreement until such time as DST has revoked Continuum's exclusivity pursuant to Section 2.3, Continuum shall not act as a distributor or licensing representative for any third party's software products which may reasonably be considered to compete with the System ("Competing Products"). If DST revokes Continuum's exclusivity pursuant to Section 2.3 only as to a specific geographic area or areas, Continuum shall continue to be restricted from acting as a distributor or licensing representative for Competing Products in all areas where exclusivity has not been revoked by DST.

                  If during the term of this Agreement Continuum were to develop and market its own software product which may reasonably be considered to compete with the System, the exclusivity of the license granted to Continuum pursuant to Section 2.1 hereof would terminate and thereafter Continuum's license would be non-exclusive; provided, however, that the provisions of this paragraph shall not apply (a) to Continuum's fulfilling its existing commitments to provide its Business Process Management Software or Continuum Workstation Platform Software to those companies listed on Schedule I attached hereto, or
                  (b) marketing the Continuum IS/2 Product.

         12.      AUDIT RIGHTS

         12.1 Continuum shall keep full, accurate and complete records and accounts of all matters relating to the sublicensing of the System (including the location of all copies of the Licensed Software). DST or its authorized representatives shall have the right to inspect and examine such records and accounts annually upon reasonable notice to Continuum for the purpose of verifying the correctness of royalties paid to DST and for the purpose of any other matters arising out of this Agreement. If non-DST personnel conduct the audit, they will execute appropriate confidentiality and non-disclosure agreements. The cost of such audit shall be borne by DST. If there is a deficiency in payments to DST, then Continuum shall promptly pay the amount of such deficiency to DST.

         12.2 DST shall keep full, accurate and complete records and accounts of all matters relating to licenses entered by it which are subject to the payment of commissions, fees or royalties by DST to Continuum hereunder. Continuum or its authorized representatives shall have the right to inspect and examine such records and accounts annually upon reasonable notice to DST for the purpose of verifying the correctness of amounts paid to Continuum and for the purpose of any other matters arising out of this Agreement. If non-Continuum personnel conduct the audit, they will execute appropriate confidentiality and non-disclosure agreements. The cost of such audit shall be borne by Continuum. If there is a deficiency in payments to Continuum, then DST shall promptly pay the amount of such deficiency to Continuum.

         13.      TERM AND TERMINATION

         13.1 Unless terminated as provided in Sections 13.2 and 13.3 below or by mutual written consent of the parties, this Agreement shall continue in effect for an initial term expiring six years after the date hereof and thereafter shall be automatically renewed for successive one year terms unless terminated by either party by written notice to the other at least 90 days prior to the expiration of the initial term or any renewal term hereof.

         13.2 Either party may terminate this Agreement with immediate effect by written notice to the other party if the other party is in material breach of this Agreement and fails to cure such breach within sixty (60) days of written notice of such breach, unless such breach is incurable, in which event the non-breaching party may immediately terminate this Agreement.

         13.3 Either party may terminate this Agreement with immediate effect by written notice to the other party in the event that:

                   (i) the other party shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency or similar law for the relief of debtors now or hereafter in effect, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any of its property, or shall consent to have any such relief, or shall agree on a moratorium with its creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing;

                   (ii) an involuntary case or other proceeding shall be commenced against the other party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official over it or any of its property and such involuntary case or other proceeding shall remain undismissed for a period of sixty (60) days;

                   (iii) an order for relief shall be entered  against the other party under any bankruptcy or similar law now or hereafter in effect;

                   (iv) the other party is unable, or admits in writing that it is unable, to pay its debts as they mature;

                   (v) the other party shall be dissolved or its assets liquidated;

                   (vi) any assignment or assumption of the other party's rights and obligations under this Agreement other than as permitted by Section 16.2 shall occur by act of the other party or by operation of law (other than reincorporation) or by act of any governmental entity or agency in the Continuum Marketing Area (provided if the assignment or assumption is the result of operation of law or act of a governmental entity or agency, the termination shall be effective only as respects the geographic area affected); or

                   (vii) it becomes  unlawful under the laws of any governmental entity or agency for the other party to perform its obligations hereunder or any enactment, modification or change in the interpretation of the laws of any governmental entity or agency in the Continuum Marketing Area subsequent to the date first above written interferes with or prohibits the full and faithful performance by the other party of its obligations hereunder, in which event the termination shall apply only to the geographic area affected.

         13.4 Upon the expiration or termination of this Agreement pursuant to the terms hereof, Continuum shall:

                  (i) cease immediately use of the System for Continuum's purposes and Continuum's granting of sublicenses of the System except to the extent necessary to fulfill obligations of Continuum (not assumed by DST pursuant to Section 13.5 hereof) under then existing written agreements;

                  (ii) discontinue immediately making any statements or taking any actions that might cause third parties to infer that any business relationship continues to exist between the parties hereto and, where necessary or advisable, inform third parties that Continuum no longer has a business relationship with DST and is no longer authorized to use the System or to sublicense the right to use the System in the Continuum Marketing Area.

                   (iii) within  twenty  calendar  days after the  expiration or termination of this Agreement Continuum shall (a) delete all copies of the Licensed Software from all hardware and magnetic media in the possession of Continuum and shall certify to DST in writing that such deletion has taken place, and (b) shall return to DST all Documentation in the possession of Continuum. Notwithstanding the foregoing, Continuum shall be entitled to retain a copy of the Licensed Software and Documentation if necessary to fulfill obligations (not assumed by DST pursuant to Section 13.5 hereof) to End Users under the then current term of then existing agreements, in which event Continuum shall delete copies of the Licensed Software and return Documentation to DST as provided above within twenty
                         (20) days after such obligations to End Users have been fulfilled.

         13.5 Upon the expiration or termination of this Agreement pursuant to the terms hereof Continuum shall assign to DST at DST's request all of Continuum' rights in all sublicenses granted pursuant to this Agreement, provided that DST agrees to assume all of Continuum's obligations under such sublicenses and to indemnify Continuum for any breaches of such obligations by DST after the effective date of such assignment. DST agrees that, upon termination or expiration of this Agreement it will offer enhancement and support services to all Continuum sublicensees under the Agreement to the extent that, on the standard terms and conditions as, DST offers such services to DST's end user licensees of the System.

         13.6 Notwithstanding the provisions of Section 13.4 and the first sentence of Section 13.5, if this Agreement is terminated pursuant to Section 13.1 and if DST and Continuum are unable to agree upon the terms and conditions of a renewal or extension of or substitution for this Agreement and if Continuum is then in full compliance with the terms and conditions of this Agreement and requests by written notice to DST at least thirty (30) days prior to expiration or termination of this Agreement that this Agreement be extended perpetually (the "Extension"), then this Agreement shall be extended with the following modifications and amendments:

                   (a) The license granted pursuant to Section 2.1 shall no longer be exclusive;

                   (b) Continuum shall no longer have the minimum requirements of Sections 2.2 and 2.3;

                   (c)   Sections 2.5, 2.6, 7.2, 7.3, 8.2, 8.3,  11.1,  12.2 and
                         16.11 shall be deleted; and

                   (d) DST shall not be required to provide materials pursuant to Section 6.7, but any materials voluntarily provided by DST shall be subject to the second sentence of
                         Section 6.7.

         Upon termination of this Agreement during the Extension, all of the provisions of Section 13 except this Section 13.6 shall apply.

         14.      GOVERNING LAW

         14.1 This Agreement shall be exclusively governed and interpreted in accordance with the laws of the State of Missouri, excluding any conflict of law rules requiring the application of the laws of any other jurisdiction.

         15.      DISPUTE RESOLUTION

         15.1 Any dispute, controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         15.2 Unless otherwise agreed by the parties hereto, the arbitral panel shall consist of three arbitrators, one to be appointed by each party hereto and the third to be appointed by the two arbitrators appointed by the parties hereto. In the event that a party fails to appoint an arbitrator within fifteen calendar days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, the other party may request the American Arbitration Association to appoint an arbitrator for the party failing to make such appointment. In the event that the third arbitrator has not been appointed within thirty calendar days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, either party hereto may request the American Arbitration Association to appoint such third arbitrator.

         15.3     The  arbitration  proceedings  shall be held in  Kansas  City,
                  Missouri. All parties hereto shall be entitled to representation by counsel, to appear and present written and oral evidence and argument and to cross-examine witnesses presented by the other party. The arbitral award shall be in writing and the arbitral panel shall provide written reasons for its award. The award of the arbitral panel shall be final and binding upon the parties hereto.

         15.4 The provisions of this Article 15 shall survive and bind the parties hereto, notwithstanding any expiration or termination of this Agreement. The provisions of this Article 15 shall be severable and binding on the parties hereto, notwithstanding that any other provision of this Agreement may be held or declared to be invalid, illegal or unenforceable.

         15.5 Each party irrevocably and unconditionally consents to service of process upon it in any proceeding brought pursuant to Sections 9.3 or 15.1 hereof by the mailing of a copy of any notice or pleadings by registered or certified mail, postage prepaid, return receipt requested, to it at its address specified in Section 16.1 hereof. The foregoing shall not limit the right of each party to serve process in any other manner permitted by applicable law and shall not limit the ability of DST to bring any such proceeding or to obtain execution of any judgment or arbitration award rendered in any such proceeding in any jurisdiction in which Continuum or any of its property or assets may be found.

         15.6 Continuum specifically waives any claim of forum non conveniens and specifically consents to jurisdiction and venue in any federal district court located in Missouri, United
                  States of America and in any state court of Missouri, United States of America, for any action or proceeding instituted pursuant to Section 9.3 hereof.

         16.      MISCELLANEOUS

         16.1 All notices and other communications between the parties hereto which may be required or permitted under this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth below or to such other address as the party to receive such communication has last designated by notice sent to the other party in accordance with the foregoing:

                  If to DST, to

                           DST Systems, Inc.
                           1055 Broadway, 9th Floor
                           Kansas City, Missouri  64105
                           Attn:  President

                           with a copy to:

                                    General Counsel
                                    1055 Broadway, 9th Fl.
                                    Kansas City, MO 64105

                  If to Continuum, to:

                           The Continuum Company, Inc.
                           9500 Arboretum Blvd.
                           Austin, Texas  78759
                           Attn:  President

                           with a copy to:

                                    General Counsel
                                    9500 Arboretum Blvd.
                                    Austin, Texas  78759

          16.2 (a) The parties acknowledge that This Agreement pertains to technology and the rights granted by DST are personal to Continuum. This Agreement or any interest herein may not be assigned by Continuum in whole or in part without the prior written consent of DST. Continuum shall have the right upon written notice from time to time, to grant to any of its Affiliates designated in such notice the right to exercise any of Continuum's rights under Section 2.1 provided (a) the source code for the Licensed Software may not be provided to such Affiliate except to the extent necessary for the Affiliate to provide maintenance to End Users, from regional maintenance locations approved in writing by DST (which approval will not be unreasonably withheld), (b) such Affiliate shall be bound by and shall observe all of the obligations of Continuum under this Agreement with respect to any such sublicense, and (c) Continuum shall remain responsible for all of its obligations hereunder with respect to any such sublicenses and the conduct of any such Affiliate with respect to any such sublicenses.

                (b) This  Agreement may not be assigned by DST without the prior written consent of Continuum, which consent shall not be unreasonably withheld; provided, that DST may assign this Agreement to an Affiliate or in connection with a merger of DST or a sale of substantially all of the assets of DST.

                (c) Any  assignment  in  violation of this Section 16.2 shall be void.

          16.3 The failure or delay of either party hereto to require performance by the other party hereto shall not affect the rights of such party to require performance and to enforce its rights with respect to such provision unless and until such performance has been waived in writing by such party. Any waiver of a failure or delay in performance hereunder shall be effective only in accordance with its terms and may be restricted or conditioned in any way. No waiver of any failure or delay in performance hereunder shall constitute waiver of a continuance or reoccurrence of such failure or delay or of any other failure or delay, except as provided in such waiver. The rights granted to each party hereunder and any rights available to it at law or in equity shall be cumulative and may be exercised in whole or in part from time to time.

          16.4 Neither party shall be in default by reason of any failure in performance of this Agreement in accordance with its terms (other than a required payment of money) if such a failure arises out of causes beyond the control and without the fault or negligence of such party. Such causes may include, but are not restricted to, acts of God or of a public enemy, acts of a government, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes and unusually severe weather, but in every case the failure to perform must be beyond the control and without fault or negligence by the party failing to perform.

          16.5      The   relationship   between  DST  and  Continuum  shall  be
                    construed  solely as that of  licensor  and  licensee.  This
                    Agreement does not create a partnership, joint venture, agency or similar type of relationship and this Agreement shall not be construed as constituting either party as a partner of the other or as creating any other form of legal association that would impose liability upon one party for the acts or omissions of the other. All rights not expressly granted in this Agreement to Continuum are reserved to DST. Continuum shall have no right, power or authority to obligate DST in any way to any contract, term or condition not set forth herein.

          16.6 This Agreement, including any and all schedules referred to herein and attached hereto, each of which is incorporated herein by reference for all purposes as if fully and expressly set forth herein, constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein. [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

          16.7 Subject to Section 16.2 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest and permitted assigns.

          16.8 This Agreement cannot be modified or amended except by a written agreement signed by each party hereto.

          16.9 This Agreement may be executed in two counterparts and each counterpart shall constitute an original of the Agreement but both such counterparts shall together constitute one and the same agreement.

          16.10 If any provision of this Agreement is held invalid, illegal, or unenforceable by a court or governmental agency in any jurisdiction, the validity, legality, and enforceability of the remaining provisions of this Agreement shall, with respect to such jurisdiction, be unimpaired by such holding and the invalid, illegal, or unenforceable provision shall be replaced by a mutually acceptable provision as respects such jurisdiction, which being valid, legal and enforceable, comes closest to the intention of the parties underlying such invalid, illegal, or unenforceable provision. If, however, any of Sections 2.2, 2.3, 2.4, 3.1, 3.2, 3.3, 3.4,
                    9.1, 9.3, 10.1,  10.2,  10.3,  10.4, 13.4, 13.5, or 16.2 are
                    held invalid, illegal, or unenforceable in any jurisdiction (and the parties do not promptly agree on a replacement provision), DST may, upon thirty (30) days written notice to Continuum, terminate this Agreement as respects such jurisdiction.

          16.11 If Continuum arranges for the sale of any equipment by or through DST to an End User which is sublicensed to use the System under this Agreement, DST shall pay to Continuum a commission equal to [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

          16.12     [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                            DST SYSTEMS, INC.

                                            By:    JAMES HORAN
                                            Name:  James Horan
                                            Title: CIO

                                            THE CONTINUUM COMPANY, INC.

                                            By:   W. MICHAEL LONG
                                            Name: W. Michael Long
                                            Title: Chief Executive Officer

                         LIST OF SCHEDULES AND EXHIBITS


Schedule A-1               Health and/or Accident Insurance Companies

Schedule A-2               Licensed Software

Schedule B                 Requirements for Exclusivity

Schedule C                 Retained Marketing Rights; Distributors

Schedule D                 Required Sublicense Terms

Schedule E                 Recommended Sublicense Prices

Schedule F                 Royalties

Schedule G                 Enhancement and Support Services

Schedule H                 Recommended Fees for Enhancement and Support Services

Exhibit X                  Description of Level 1, Level 2, and Level 3 Support

Exhibit Y                  Third Party Confidentiality Agreement

Exhibit Z                  Master Escrow Agreement

                                  SCHEDULE A-1

                            CONTINUUM HEALTH CLIENTS

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]



                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                  SCHEDULE A-2

                               LICENSED SOFTWARE


         The DST Automated Work Distributor(TM)(AWD(R)) System, which includes the following components:

         AWD/Client-Server (platform Independent)
                  - Image Inclusive
                  - Image Exclusive
                  - Image View Only

         AWD/FAX
         AWD/MIS
         AWD/PRINT
         AWD/SCAN
                  - Low
                  - Mid
                  - High
         AWD/VIEW
         AWD/LINK
         CSW
         Encorr

All future releases of AWD as identified in the published product availability will also be included in the Licensed software and the software will be available on any Platform that DST has published as supporting. Any additional components provided to Continuum not in the published product plan will be subject to agreement between DST and Continuum.

The Licensed Software shall also include enhancements and new versions of the components listed above which may be delivered from time to time by DST to Continuum.

                                   SCHEDULE B

                          REQUIREMENTS FOR EXCLUSIVITY

         Continuum is required to execute sublicenses for the System (and pay the required royalty to DST) with at least twenty (20) End Users, with an aggregate of at least two thousand (2,000) work stations installed or for which license revenue has been paid, prior to June 30, 1995, in order to retain Continuum's exclusive right to market and sublicense the System to End Users during the twelve (12) month period immediately following June 30, 1995. Installations of AWD at [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] will count in the number of End Users and work stations for the period ending June 30, 1995. For the twelve (12) months commencing July 1, 1995, and for each twelve (12) month period thereafter (the "Measuring Periods"), Continuum must execute sublicenses for the System (and pay the required royalty to DST) with at least [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] new End Users, with an aggregate of at least the number of additional workstations installed, or for which license revenue has been paid, indicated below, in order to retain its exclusive right to market and sublicense the System to End Users during the twelve (12) month period immediately following each such Measuring Period:

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

         In addition to the requirements in the preceding paragraph, the sublicenses of the System executed by Continuum with End Users during the period through June 30, 1995 must be geographically located as follows: At least [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] sublicenses in North America; at least [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] sublicenses in Europe; and at least [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] sublicenses in other countries. During Measuring Periods after June 30, 1995, of the [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] new End Users, at least [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] sublicenses must be in North America; at least [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] sublicenses in Europe; at least
[INFORMATION OMITTED - CONFIDENTIAL TREATMENT] sublicenses in other countries; and the remaining [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] sublicenses may be in any country.

                                   SCHEDULE C

                               COMPANIES TO WHICH

                         MARKETING RIGHTS ARE RETAINED

A.  NORTH AMERICA, CANADA AND SOUTH AFRICA

1. DST shall retain exclusive marketing rights to the following companies throughout the term of this Agreement:

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

2. If either DST licenses or Continuum sublicenses the System to any of the following companies throughout the term of this Agreement, Continuum will receive [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] and DST will receive [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] of all System license fees and net margins on hardware received from such companies during the term of this Agreement:

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

B.       EUROPE

1. DST shall retain exclusive marketing rights to the following companies throughout the term of this Agreement:

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

2. DST shall retain exclusive marketing rights to the Companies listed below in this Section B.2; provided, however, that DST's exclusive marketing rights shall end on May 1, 1994 after which date either DST or Continuum may market the System to such Companies; provided, further, that if DST enters a license agreement for the System with any such companies prior to May 1, 1994, DST shall pay Continuum a commission as follows:

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

         After May 1, 1994, DST will pay a commission of [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

         The Companies included under the terms of this Section B.2. are as follows:

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                              CURRENT DISTRIBUTORS

1.       [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                   SCHEDULE D

                           REQUIRED SUBLICENSE TERMS

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]



                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                  SCHEDULE D-X

                            NONDISCLOSURE AGREEMENT

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]



                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                   SCHEDULE E

                         RECOMMENDED SUBLICENSE PRICES

See Attached Schedule.

The prices set forth in the attached Schedule may be modified for specific geographic regions by written agreement of DST and Continuum executed by an authorized person identified in Section 16.6.

                               DST SYSTEMS, INC.
                          U.S. SOFTWARE PRICE SCHEDULE
                         (EFFECTIVE FEBRUARY 19, 1995)

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]



                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                  SCHEDULE F-1

                            CONTINUUM USE ROYALTIES

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]



                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                  SCHEDULE F-2

                              SUBLICENSE ROYALTIES

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]




                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                  SCHEDULE G-1

                        ENHANCEMENT AND SUPPORT SERVICES


Services to users included in the Enhancement and Support Agreement to be provided by Continuum.

           -      Telephone hotline support to receive and log problems.

           - All enhancements updates generally made available by DST under its annual enhancement and support services program for the applicable licensed products.

           -      Permanent program fixes as applicable.

           - System and User Documentation update service for the original set of manuals.

These services should generally be provided as set forth in the Automated Work Distributor (AWD) Support Guide, Schedule G-2.

                                  SCHEDULE G-2

                        AUTOMATED WORK DISTRIBUTOR (AWD)

                              SUPPORT CENTER GUIDE

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]




                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                   SCHEDULE H

             RECOMMENDED FEES FOR ENHANCEMENT AND SUPPORT SERVICES


         The recommended fee for the provision of enhancement and support services to a sublicensee is an annual fee of 18% of the aggregate of the then current license fees for the System set forth on Schedule E, as revised from time to time pursuant to the Agreement (taking into account the number of the sublicensee's workstations using the System).

         Such annual fee shall be payable annually, in advance. In the event a sublicensee adds additional workstations using the System, the recommended fee for enhancement and support services shall be increased accordingly.

         The recommended fee may be increased by DST upon written notice to Continuum; provided that such increase may not be more often than once each twelve (12) months and the increase shall not be more than [INFORMATION OMITTED
- CONFIDENTIAL TREATMENT].

                                   SCHEDULE I

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]




                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                   EXHIBIT X

              DESCRIPTION OF LEVEL 1, LEVEL 2 AND LEVEL 3 SUPPORT

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]




                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                   EXHIBIT Y

                        FORM 1 - POTENTIAL SUBLICENSEES

                           CONFIDENTIALITY AGREEMENT

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]




                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                   EXHIBIT Y

                  FORM 2 - CONSULTANTS AND OTHER THIRD PARTIES

                           CONFIDENTIALITY AGREEMENT

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]




                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                   EXHIBIT Z

                            MASTER ESCROW AGREEMENT

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]




                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]